EXHIBIT 10.34
LOAN MODIFICATION AGREEMENT
     THIS LOAN MODIFICATION AGREEMENT (this “Modification”) is made and entered into effective as of December 1, 2009 (the “Effective Date”), by and among GREAT PLAINS NATURAL GAS COMPANY, an Ohio corporation (“Borrower”), RICHARD M. OSBORNE, individually as a natural person (“RMO”), and RICHARD M. OSBORNE, TRUSTEE UNDER RESTATED TRUST AGREEMENT OF JANUARY 13, 1995 (“Trust”) (RMO and Trust are each a “Guarantor” and collectively “Guarantors”), and CITIZENS BANK (“Bank”).
RECITALS
     A. To evidence certain financing arrangements (the “Loan”), Borrower executed and delivered to Bank, among other things, (i) a Credit Agreement dated July 3, 2008, by and between Borrower and Bank (the “Credit Agreement”), and (ii) a Term Note dated July 3, 2008, in the original principal amount of Two Million Six Hundred Forty-Five Thousand and no/100 Dollars ($2,645,000.00), executed by Borrower in favor of Bank (the “Term Note”).
     B. The payment and performance of the indebtedness and obligations under the Loan are secured by, among other things (i) that certain Security Agreement dated July 3, 2008 executed by Borrower in favor of Bank (the “Security Agreement”), (ii) that certain Assignment of Contracts, Licenses, Permits and Approvals dated July 3, 2008 executed by Borrower in favor of Bank (the “Assignment of Contracts”), and (iii) a Guaranty dated July 3, 2008 executed by each Guarantor in favor of Bank (each a “Guaranty” and collectively, the “Guaranties”).
     C. The Security Agreement, Assignment of Contracts and the Guaranties, together with all other agreements, documents and instruments executed by Borrower and Guarantors, or any one of them, for the benefit of Bank in connection therewith and the transactions contemplated thereby, are collectively referred to herein as the “Security Documents.”
     D. The Credit Agreement, the Term Note and Security Documents, as modified herein, and as the same may from time to time heretofore or hereafter be amended, modified, revised, supplemented, substituted, renewed, extended or restated, are hereinafter collectively referred to as the “Loan Documents”.
     E. At the request of Borrower and Guarantors, Bank has agreed to modify the Loan to, among other things, adjust the interest rate on the Term Note, add Energy, Inc., a Montana corporation (“Energy”), as a guarantor of the Loan, and adjust certain financial reporting and financial covenants.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. The aforesaid Recitals are hereby incorporated into this Modification as if fully set forth in this Paragraph 1.
     2. The Credit Agreement is hereby amended as follows:
          (a) The definition of “Guarantors” in Section 1.20 is hereby amended and restated as follows:
     “1.20 ‘Guarantors’ mean collectively Richard M. Osborne, individually as a natural person (“RMO”), Richard M. Osborne, Trustee under Restated Trust Agreement of January 13, 1995 (the “Trust”), and Energy, Inc., a Montana corporation (“Energy”), jointly and severally.”
          (b) The definition of “Interest Rate” in Section 1.25 is hereby amended and restated as follows:
     “1.25 ‘Interest Rate’ shall mean the Applicable LIBOR Rate (as adjusted from time to time) PLUS two hundred twenty-five (225) basis points, as adjusted from time to time as provided herein; provided, however, that commencing on December 1, 2009 and continuing at all time thereafter, said Interest Rate shall be increased to the Applicable LIBOR Rate (as adjusted from time to time) PLUS four hundred (400) basis points, as adjusted from time to time as provided herein; provided, however, that in no event shall the Interest Rate with respect to the Term Note be less than Five Percent (5%) per annum at any time on and after December 1, 2009.”
          (c) The definition of “Tangible Net Worth” in Section 1.43 is hereby amended and restated as follows:
     “1.43 ‘Net Worth’ means a total of the capital stock (less treasury stock), paid-in capital surplus, general contingency reserves, retained earnings (deficit) of Borrower and any Subsidiary of Borrower as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary, minus the following items (without duplication of deductions) if any, appearing on the consolidated balance sheet of Borrower”
          (d) Section 4.3(c) is hereby amended and restated in its entirety to read as follows:
     “(c) Annually as set forth in RMO’s Guaranty, a copy of RMO’s personal financial statement, certified by such Guarantor, in such form and substance as

Bank may reasonably require, and a copy of RMO’s federal income tax return together with all schedules and corresponding K-1’s and any applicable extensions thereof. “
          (e) Section 4.3 is hereby amended by adding a new subsection (l) thereto which shall read as follows:
     “(l) Annually as set forth in Energy’s Guaranty, a copy of Energy’s Form 10-K, certified by such Guarantor; and quarterly as set forth in Energy’s Guaranty, a copy of Energy’s Form 10-Q, certified by such Guarantor.”
     (f) Section 5.16 is hereby amended and restated in its entirety to read as follows:
     “5.16 Minimum Net Worth. Borrower shall not permit its Net Worth, on a consolidated basis, to be less than One Million Eight Hundred Fifteen Thousand and no/100 Dollars ($1,815,000.00) plus 100% of Net Income less the pro-rata share of the Energy dividend (the “Initial Net Worth Amount”), as of December 31, 2009, as calculated by Bank in its reasonable discretion. Thereafter, Borrower shall not permit its Net Worth, on a consolidated basis, to be less than the Initial Net Worth Amount as positively increased by the “Increase Amount” as of the end of each fiscal quarter and fiscal year, with the first Increase Amount determined as of March 31, 2010 and as of the end of each fiscal quarter and fiscal year thereafter. The minimum Net Worth covenant as required herein shall be tested as of the end of each fiscal quarter and fiscal year beginning as of December 31, 2009 and continuing as of the end of each fiscal quarter and fiscal year thereafter, all as calculated by Bank in its reasonable discretion. As used herein, “Increase Amount” shall mean an amount equal to one hundred percent (100%) of net earnings before distributions less the pro-rata share of the Energy dividend, as calculated by Bank in its reasonable discretion. There will be no deduction for losses.”
          (g) Notwithstanding any provision to the contrary contained in Section 5 of the Credit Agreement, the change in the ownership of the capital stock of Borrower whereby Energy acquires all of the capital stock of Borrower from Borrower’s current shareholders is hereby approved by Bank on a one-time basis only and the same shall not constitute an Event of Default thereunder.
          (h) Notwithstanding the Events of Default set forth in Section 6.1 of the Credit Agreement, it shall not constitute an Event of Default if any of the conditions set forth in Section 6.1 of the Credit Agreement shall exist with respect to RMO and/or the Trust; provided, however, nothing herein contained shall in any way limit or modify the Guaranty dated July 3, 2008 executed by each of RMO and the Trust in favor of Bank.
          (i) The Credit Agreement referred to in the Loan Documents shall be the Credit Agreement as amended hereby. All references in this Modification to the Credit

Agreement shall be deemed to include the Credit Agreement as amended herein. The Term Loan Maturity and the Term Loan Maturity Date (as said terms are defined in the Credit Agreement) are confirmed to be July 2, 2013.
     3. The Term Note is hereby amended to reflect the changes made in the Credit Agreement provided herein. The Term Note referred to in the Loan Documents shall be the Term Note as amended hereby. All references in this Modification to the Term Note shall be deemed to include the Term Note as amended herein.
     4. The other Loan Documents not hereinabove amended are hereby amended to reflect the changes reflected in this Modification, the amended Credit Agreement and the amended Term Note. All references in this Modification to the other Loan Documents shall be deemed to be to the other Loan Documents as amended hereby.
     5. Borrower reaffirms and agrees that all covenants, agreements, stipulations, representations, warranties and conditions in the Loan Documents shall be and remain in full force and effect, except as amended by this Modification. Borrower reaffirms and agrees that none of the obligations or liabilities of Borrower under the Loan Documents as amended by this Modification shall be diminished or released by any provisions by this Modification, nor shall this Modification in any way impair, diminish or affect any of the Bank’s rights under the Loan Documents, whether such rights or remedies arise thereunder or by operation of law.
     6. Each Guarantor reaffirms and agrees that all covenants, agreements, stipulations, representations, warranties and conditions in the Loan Documents shall be and remain in full force and effect, except as amended by this Modification. Each Guarantor reaffirms and agrees that none of the obligations or liabilities of such Guarantor under the Loan Documents as amended by this Modification shall be diminished or released by any provisions by this Modification, nor shall this Modification in any way impair, diminish or affect any of the Bank’s rights under the Loan Documents, whether such rights or remedies arise thereunder or by operation of law.
     7. Nothing contained herein shall vitiate or discharge Borrower’s or any Guarantor’s liability under any of the Loan Documents. Borrower covenants and agrees that it shall pay the Term Note, as amended hereby, together with all interest thereon, and perform all obligations of Borrower under the Loan Documents. Borrower hereby reaffirms and agrees that the Term Note and the other Loan Documents, as amended hereby, are valid, binding and in full force and effect. Each Guarantor covenants and agrees to perform such Guarantor’s obligations under the Guaranty and any other Loan Documents to which such Guarantor is a party. Each Guarantor hereby reaffirms and agrees that such Guarantor’s Guaranty and the other Loan Documents, as amended hereby, are valid, binding and in full force and effect.
     8. Borrower and Guarantors hereby each acknowledges and agrees that: (i) as of the date of this Modification, there are no offsets, defenses or counterclaims against Bank arising out of or in any way relating to any of the Loan Documents, (ii) each releases and forever discharges Bank, its agents, servants, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting or who have acted in its behalf of and from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which each may now have or claim to have against Bank or any of the other persons or entities described in this clause (ii) whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way touching, concerning, arising out of or founded upon any of the Loan Documents, and (iii) Bank is not in default under any of the Loan Documents.
     9. Borrower and Guarantors hereby each acknowledges and agrees that: (i) there are no other agreements or representations, either oral or written, express or implied, relating to the modification to the Loan Documents except as set forth herein; (ii) this Modification represents a complete integration of all prior and contemporaneous agreements and understandings of Bank, Borrower and Guarantors relating to the matters set forth herein, and (iii) all such agreements, understandings, and documents relating to the modification of the Term Note as set forth herein are hereby superseded by this Modification.
     10. Borrower hereby reaffirms the confession of judgment provisions in the Term Note as follows:
Borrower hereby irrevocably authorizes any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States after the Note becomes due, whether by lapse of time, acceleration of Maturity or otherwise, waive the issuance and service of process, admit the Maturity of the Note and confess judgment against the Borrower in favor of any holder of the Note for the amount then appearing due, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. Borrower expressly (a) waives a conflict of interest as to any attorney retained by Bank to confess judgment against the Borrower upon the Note, and (b) consents to the attorney retained by Bank receiving a legal fee from Bank for legal services rendered for confessing judgment against the Borrower, upon the Note. A copy of the Note, certified by Bank, may be filed in each such proceeding in place of filing the original as a warrant of attorney. The authority and power to appear for and enter judgment against the Borrower, additional exercises thereof or any imperfect exercise thereof, shall not be extinguished by any judgment entered pursuant thereto. This warrant of attorney to confess judgment shall remain in full force and effect so long as any portion of the indebtedness evidenced hereby remains unpaid, and any confession of judgment and subsequent vacation thereof shall not constitute termination of this warrant of attorney to confess judgment.
     11. Each Guarantor hereby reaffirms the confession of judgment provisions in such Guarantor’s Guaranty as follows:
Guarantor hereby authorizes any attorney at law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States after the obligations of Guarantor become due, whether by lapse of time, acceleration of maturity or otherwise, waive the issuance and service of process, admit the maturity of the obligations of Guarantor, confess judgment against Guarantor in favor of any holder of the Guaranty for the amount then appearing due, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. Guarantor expressly (a) waives a conflict of interest as to any attorney retained by Bank to confess judgment against Guarantor upon the Guaranty, and (b) consents to the attorney retained by Bank receiving a legal fee from Bank for legal services rendered for confessing judgment against Guarantor, upon the Guaranty. A copy of the Guaranty, certified by Bank, may be filed in each such proceeding in place of filing the original as a warrant of attorney. The authority and power to appear for and enter judgment against Guarantor, additional exercises thereof or any imperfect exercise thereof, shall not be extinguished by any judgment entered pursuant thereto.
     12. Borrower acknowledges and agrees that Bank’s liens on the collateral for the Loan pursuant to the Security Documents or otherwise continue to be valid, binding and enforceable first liens and security interests which secure the obligations under the Loan Documents.
     13. Concurrently with the execution of this Modification, Borrower hereby covenants and agrees to pay to Bank a note fee in the amount of Zero and no/100 Dollars ($0.00) in connection with this Modification (the “Loan Fee”), which fee shall be deemed earned as of the date hereof and nonrefundable, plus all out-of-pocket expenses with respect to this Modification and the transactions contemplated hereby including, but not limited to, attorney’s fees.
     14. Borrower and Guarantors each hereby further covenants and agrees to execute any and all other documents required by Bank to reflect the modification of the Credit Agreement, the Term Note and the other Loan Documents as provided herein.
     15. This Modification shall be governed by, and construed in accordance with, the laws of the State of Ohio. This Modification may be executed in counterparts, all of which, when taken together, shall constitute a single instrument. The words “hereof”, “herein”, and “hereunder”, and other words of a similar import refer to this Modification as a whole and not to the individual paragraphs in which such terms are used. References to paragraphs and other subdivisions of this Modification are to the designated paragraphs and other subparagraphs of this Modification as originally executed. The headings of this Modification are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in the singular shall include the plural and vice versa, and words of one gender shall include all other genders. This Modification shall be binding upon and inure to the sole benefit of Borrower, Guarantors and Bank, and their respective heirs, executors, administrators, successors and assigns. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Modification.
     16. As conditions precedent to Bank’s acceptance of this Modification, the following items shall be required (all of which shall be in such form and substance as Bank shall require)

and shall be executed, where applicable, and delivered to Bank, or otherwise satisfied, as applicable:
(a)	Payment of the Loan Fee and Bank’s out-of-pocket costs with respect to this Modification including, but not limited to, attorney’s fees;

(b)	Receipt, review and approval of all financial information that Bank may deem necessary regarding Borrower and/or Guarantors;

(c)	There shall exist no condition or event constituting an Event of Default as defined in the Loan Documents or which after notice or lapse of time or both would constitute such an Event of Default thereunder;

(d)	Subject to Paragraph 19 hereof, a Guaranty executed and delivered by Energy in favor of Bank in such form and substance as Bank shall require (the “Energy Guaranty”) and a copy of Energy’s authorizing resolutions and incumbency certificate, in such form and substance as Bank shall require (the “Related Energy Documents”); and

(e)	Any and all documentation and information that Bank may deem necessary in order to effectuate this Modification and the transactions contemplated hereby, including, but not limited to, authorizing resolutions of Borrower, and all Guarantors who are not natural persons, and all documentation relating to or executed in connection with the acquisition of the capital stock of Borrower by Energy.
     17. BORROWER AND GUARANTORS HEREBY, AND BANK BY ITS ACCEPTANCE HEREOF, EACH WAIVES THE RIGHT OF A JURY TRIAL IN EACH AND EVERY ACTION ON THIS MODIFICATION OR ANY OF THE OTHER LOAN DOCUMENTS, IT BEING ACKNOWLEDGED AND AGREED THAT ANY ISSUES OF FACT IN ANY SUCH ACTION ARE MORE APPROPRIATELY DETERMINED BY THE COURTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND GUARANTORS AND BORROWER AND GUARANTORS EACH ACKNOWLEDGES THAT NO ONE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE TERM NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. FURTHER, BORROWER AND GUARANTORS EACH HEREBY CONSENTS AND SUBJECTS BORROWER AND GUARANTORS, AS APPLICABLE, TO THE JURISDICTION OF COURTS OF THE STATE OF OHIO AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO THE VENUE OF SUCH COURTS IN ANY COUNTY IN WHICH BANK IS LOCATED.
     18. Bank hereby waives on a one-time basis only, utilizing its sole and absolute discretion in the matter, the Event of Default (as said term is defined in the Credit Agreement) arising under Section 6.1 of the Credit Agreement resulting from judgments rendered against RMO and the Trust by RBS Citizens, National Association (dba Charter One) and Fifth Third Bank.

     19. Notwithstanding any provision to the contrary contained in this Modification, Bank’s acceptance of this Modification and the effectiveness hereof is expressly subject to the satisfaction of the following condition subsequent, time being of the essence: The original, fully-executed Energy Guaranty is delivered to Bank on or before January 5, 2010. In the event that said condition subsequent is not satisfied as aforesaid, except for the next sentence of this Paragraph 19, this Modification and all of its terms, covenants and conditions shall become null and void ab initio and shall be of no force or effect. In such event, Borrower and Guarantors acknowledge, covenant and agree that the Loan will be in default and that Bank reserves the right to exercise all rights and remedies available to it pursuant to the Loan Documents and in accordance with all applicable laws in connection with such default.
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     20. Except as expressly amended hereby, the terms and conditions of the Loan Documents are hereby confirmed, remain unchanged and are in full force and effect. In the event of an inconsistency between this Modification and the Term Note or the other Loan Documents, the terms herein shall control.
     IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed and delivered in the State of Ohio as of the 31st day of December, 2009, but the parties agree that this Loan Modification Agreement shall be effective as of the Effective Date.
WARNING—BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

GREAT PLAINS NATURAL GAS COMPANY, an Ohio corporation
By:	/s/ Thomas J. Smith
Thomas J. Smith,
Vice President
BORROWER
[Signatures Continued on Next Page]

WARNING—BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

/s/ Richard M. Osborne
RICHARD M. OSBORNE, Individually
GUARANTOR
WARNING—BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

/s/ Richard M. Osborne
RICHARD M. OSBORNE, TRUSTEE
UNDER RESTATED TRUST AGREEMENT OF JANUARY 13, 1995
GUARANTOR

Accepted: CITIZENS BANK
By:	/s/ David Tholt
	Name:	David Tholt
	Title:	Vice-President

BANK